                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

         JOINT FILING AGREEMENT, dated as of the 13th day of February, 2006, between Harry N. Vafias and Flawless Management Inc. (collectively, the "Joint
Filers").

         WHEREAS, pursuant to Rule 13d-1(k) under the Securities Exchange Act of
1934, as amended (the "Exchange Act"), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

Schedule 13G with respect to the Common Stock, par value $.01 per share, of
StealthGas Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

Each of the Joint Filers is eligible to use Schedule 13G for the filing of information therein contained.

Each of the Joint Filers is responsible for the timely filing of Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

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IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be duly executed and delivered as of the date first written above.

                                            FLAWLESS MANAGEMENT INC.

                                            By:  /s/ Harry N. Vafias
                                                 -------------------------------
                                            Name:  Harry N. Vafias
                                            Title: Chief Executive Officer

                                                 /s/ Harry N. Vafias
                                                 -------------------------------
                                                 Harry N. Vafias